                                Exhibit 99

                         Joint Filer Information (cont.)

Designated Filer:             BLUM CAPITAL PARTNERS, L.P.

Statement for Month/Day/Year: September 18, 2007

Issuer & Symbol:              PRG-Schultz International, Inc. (PRGX)

Address of each Reporting Person for this Form 4:

909 Montgomery Street

Suite 400

San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

BLUM STRATEGIC GP II, L.L.C.       BLUM STRATEGIC PARTNERS II, L.P.

                                   By:  BLUM STRATEGIC GP II, L.L.C.,

                                        its general partner

By:  /s/ Gregory D. Hitchan        By:  /s/ Gregory D. Hitchan

     ----------------------             ----------------------

     Gregory D. Hitchan,                Gregory D. Hitchan,

     Managing Member                    Managing Member and General Counsel

     and General Counsel

BLUM STRATEGIC PARTNERS II GMBH & CO. KG

By:  BLUM STRATEGIC GP II, L.L.C.,

       its managing limited partner

By:  /s/ Gregory D. Hitchan

     ---------------------------

     Gregory D. Hitchan,

     Managing Member and General Counsel